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                                                                       Exhibit 4


      DESCRIPTION OF STOCK CERTIFICATE OF COMMON STOCK (PAR VALUE $2.00) OF
                         PREFORMED LINE PRODUCTS COMPANY


The face of the certificate has a blue border which begins 0.4375 inches from the edge on all four sides of the page. The blue border is 0.75 inches wide and contains thin, white, web-like lines which form a wave design along the outside edge of all four sides of the border. The middle of the border has a darker blue background and oval shapes formed by the thin, white, web-like lines; two small circles are placed between every oval pattern. The inner-most edge of the border has a series of half-circles made from the white web-lines.

The upper-left and upper-right corners of the certificate border contain web-like lines which form an irregularly shaped circular pattern. The upper-left corner is framed by leafy scrolls in the lower right corner which extend beyond the edges of the border and the upper-right corner is framed by leafy scrolls in the lower left corner which extend beyond the edges of the border.

The top left side of the white space within the border contains an irregularly shaped oval pattern of blue lines. Within this oval is a light blue octagon shape which contains the words "NUMBER" printed in white ink and contains a letter printed in black ink and a number printed in red ink. The corresponding top right side contains the same shape and contains the words "SHARES" printed in white ink and would contain the number of shares issued to the certificate holder.

The bottom center edge of the border houses a large, blue circle which contains the words "SEAL" in bold, black print in the middle and the word "OHIO" in smaller print along the bottom half of the circle. The words "PREFORMED LINE PRODUCTS COMPANY", in black ink, are arranged in a circular pattern along the inside edge of the circle.

The center of the top edge of the border contains the start of a thick blue circle which then continues in the area of white below the border's edge. The circle contains a picture of a bald eagle, perched on a rock, looking over its left shoulder. Trees and clouds are visible behind the eagle. The picture is sketched in shades of blue and ends in a thick blue line which extends 5.5 inches horizontally. The bottom left and right corners of the circle containing the picture are framed with large leafy scrolls in a horizontal position; the upper corners have smaller leafy scrolls in a vertical position.

Below the picture of the eagle and the thick blue line, in the center of the certificate, the following text is visible: INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO. The next line is written in scroll font as follows: Preformed Line Products Company.
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The next line contains bold, black font which reads "This Certifies that" and would be followed by the shareholders name and then continues with the words "is the holder of" in smaller text. The next line contains a black lined box which contains the following "CUSIP 740444 10 4".

The next line of text contains the words "FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF THE PAR VALUE OF TWO DOLLARS ($2.00) EACH, OF" followed by a line of bold, scroll font which reads "Preformed Line Products Company,". The following word complete the text of the body of the certificate:

"transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this certificate, properly endorsed.

      This certifies and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation, filed in the Office of the Secretary of the State of Ohio, to all of which the holder, by acceptance hereof, assents.

      WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated" which would be followed by the issue date printed on a line.

The lower left corner of the certificate contains the signature of J. Richard Hamilton and below the signature is printed his title, "SECRETARY"; the lower right corner of the certificate contains the signature of Jon R. Ruhlman and below his signature is printed his title, "CHAIRMAN".

The following text is aligned vertically along the right inside edge of the border in the lower half of the page:

"Countersigned and Registered:

NATIONAL CITY BANK
(Cleveland, Ohio)       Transfer Agent and Registrar.

                        By
                           -----------------------------------
                                Authorized Signature"